UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 9, 2009
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Green Energy Live, Inc.
(Exact name of registrant as specified in its charter)
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Nevada	333-148661	33-1155965
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1740 44th Street, Suite 5-230
Wyoming, MI
 (Address of Principal Executive Office) (Zip Code)

(866) 460-7336
 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Green Energy Live, Inc.’s (the “Company’s”) Board of Directors and majority shareholders approved on July 9, 2009 and July 10, 2009, respectively, a 1-to-15 forward split and an increase in the number of authorized shares to 1,500,000,000 in anticipation of the forward split.  On July 17, 2009, the State of Nevada certified the forward split and the increase of the number of authorized shares.

Section 8 – Other Events

Item 8.01 Other Events.

On August 13, 2009, the forward split was executed by the OTC Dividend Division of FINRA. The Company issued a press release on August 19, 2009, announcing that the 1-to-15 forward split had taken place. The anticipated result of the Forward Stock Split will be to increase marketability for the Company's shares. A copy of the press release issued by the Company is attached hereto as Exhibit A and is incorporated herein by reference

Section 9 – Financial Statements and Exhibits

(d) Exhibits

99l. :    August 19, 2009 Press Release of 1-to-15 forward split:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Energy Live, Inc. (Registrant)

Date August 25, 2009

/s/  Karen E. Clark
(Signature)  Karen E Clark, President/CEO, Green Energy Live, Inc.